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EXHIBIT 23(a)

CONSENT OF INDEPENDENT ACCOUNTANTS

Board of Directors
UtiliCorp United Inc.

         As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement (Form S-3) to register 15,000,000 UtiliCorp United Inc. common shares and $500,000,000 UtiliCorp United Inc. senior notes, of our report dated February 5, 2001, included in UtiliCorp United Inc.'s Annual Report on Form 10-K for the year ended December 31, 2000, and to all references to our Firm included in this Registration Statement.


/s/ ARTHUR ANDERSEN LLP
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Arthur Andersen LLP
Kansas City, Missouri
August 24, 2001